Exhibit 99

Oriental Financial Group Third Quarter 2011 Results

SAN JUAN, Puerto Rico, October 25, 2011 – Oriental Financial Group Inc. (NYSE: OFG) today announced results for the third quarter ended September 30, 2011.

•	Income per common share of $0.35 compared to a loss of $0.75 in the year ago quarter and income of $0.56 in the quarter ended June 30, 2011

•	Book value per share of $14.96 increased 8.5% from a year ago and 0.3% from June 30, 2011

•	Common shares outstanding at quarter end of 44.0 million were reduced 5.0% from a year ago due to stock repurchases

3Q11 Highlights

•	Continued growth of commercial lending business and of lower-cost retail deposits

•	Continued increase in fee income from wealth management business

•	Improvement in expected cash flows on the former Eurobank portfolio, resulting in higher interest income and a recapture of the loan loss provision

•	Higher premium amortization on mortgage backed securities due to an increase in pre-payments

•	Gain on sale of securities and deleveraging of a repurchase agreement

•	Continued reduction of wholesale funding balances

•	Good execution of cost control strategy

CEO Comment

“We are delivering on our strategies, growing our franchise value and returning capital to investors,” said José Rafael Fernández, President, Chief Executive Officer and Vice Chairman of the Board. “Taking advantage of local market conditions, we are expanding quality credit and deposit relationships, and building our reputation as a solid commercial lender.

“In addition, we are selectively deleveraging our investment securities portfolio and generating more interest income from loans. In that regard, last year’s Eurobank acquisition is becoming even more accretive. The better than anticipated credit performance resulted in increased interest income on covered loans during the third quarter. This is expected to positively benefit upcoming quarters as well.”

3Q11 Income Statement Analysis

•

Interest income from covered loans (the former Eurobank loans) of $18.2 million increased $1.6 million or 9.5% year over year and $5.2 million or 39.5% from the second quarter. Due to effective servicing and collection, actual cash flows have exceeded original estimates by approximately $20 million since the April 30, 2010 acquisition. As a result, there was a $1.9 million net recapture of the loss provision on these loans and a $2.4 million reduction of the FDIC indemnification asset, compared to accretion of $1.0 million in the second quarter.

•

Interest income from non-covered loans of $17.3 million increased 8.3% from the second quarter, which included a $1.8 million negative adjustment. Excluding this adjustment, interest income from non-covered loans remained approximately level as increased income from commercial loans offset a decline in interest income from residential mortgages.

•

Interest income from investment securities of $36.2 million declined 22.9% year over year and 32.0% from the quarter ended June 30, 2011. This primarily reflected: (i) increased premium amortization in the third quarter of 2011 due to the decline in interest rates which caused an increase in pre-payments, versus a decrease in pre-payments and premium amortization in the second quarter of 2011, and (ii) lower balance in the investment securities portfolio.

•

Interest expense of $39.2 million declined 8.9% year over year and 0.7% from the quarter ended June 30, 2011, reflecting higher retail balances at a lower cost and lower balances of wholesale funding. On August 16, 2011, Oriental extinguished a 4.47% $100 million repurchase agreement; this will reduce interest expense going forward.

•

Total banking and wealth management revenues of $11.3 million increased 9.3% from the quarter ended June 30, 2011. Wealth management revenues grew 17.8% from the quarter ended June 30, 2011 due to increased brokerage and trust business. Mortgage banking activities were up 7.7% from the quarter ended June 30, 2011 as a result of favorable pricing on loans sold into the secondary market.

•

Non-core, non-interest income of $5.9 million compared to a loss of $21.9 million in the year ago quarter and income of $6.5 million in the second quarter. The third quarter of 2011 primarily reflected: (i) gain of close to $14.0 million on the sale of approximately $205 million in investment securities, (ii) $4.8 million loss on early extinguishment of the aforementioned repurchase agreement, and (iii) $2.4 million amortization of the FDIC loss-share indemnification asset.

•	Non-interest expenses of $30.4 million declined 7.0% year over year and 0.9% quarter over quarter.

September 30, 2011 Balance Sheet Analysis

•

Total investment securities of $4.1 billion declined 5.8% from a year ago and 8.5% from June 30, 2011, primarily reflecting the aforementioned deleveraging and reduced purchases of new investments, which resulted in Oriental increasing its cash position by 84.1%, to $517.3 million, from June 30, 2011. Approximately 97% of Oriental’s investment portfolio consists of agency mortgage-backed securities guaranteed or issued by FNMA, FHLMC or GNMA.

•

Total non-covered loans of approximately $1.2 billion increased 1.8% from a year ago and declined 0.5% from June 30, 2011 as growth of commercial loans and leases offset the reduction in residential mortgage loans. Covered loans of $524.5 million declined from a year ago and from June 30, 2011 as they continue to pay-down.

•

Loan production for the quarter totaled $94.1 million, with residential mortgage volume of $52.7 million, commercial of $30.0 million, and leasing and consumer of $11.3 million combined. Year to date, total loan production of $288.7 million is up 6.6%, with commercial production up 38.5%.

•

Retail deposits of $2.0 billion increased 3.9% from a year ago and 0.2% from June 30, 2011, while cost of deposits dropped to 1.82%. Interest-bearing savings and demand deposits increased 10.5% from a year ago and 4.6% from June 30, 2011, more than offsetting the decrease in certificates of deposit.

•

Stockholders’ equity of $726.6 million was up 2.8% from a year ago and 0.3% from June 30, 2011. The sequential improvement primarily reflects increased retained earnings and decreased Other Comprehensive Income, net of a decrease in mark to market of forward settled swaps.

Other Highlights

•

Credit Quality: The allowance of $35.9 million increased 4.8%, equal to 3.00% of total non-covered loans and leases versus 2.85% at June 30, 2011. Net credit losses of $2.2 million were down 12.2% year over year and 5.9% from the quarter ended June 30, 2011. Non-performing loans increased $2.7 million from June 30, 2011.

•

Stock Repurchases: As part of its authorization to repurchase $70 million in shares of its common stock in the open market, Oriental has bought approximately 894,000 shares, at an average price of $10.24 per share, just before the end of the third quarter and subsequent to the quarter-end. All of these purchases will reduce the fourth quarter share count as they settle after September 30, 2011.

•

Capital: Oriental maintains regulatory capital ratios well above the requirements for a well-capitalized institution. At September 30, 2011, the Leverage Capital Ratio was 10.12%, Tier-1 Risk-Based Capital Ratio was 31.41%, and Total Risk-Based Capital Ratio was 32.69%.

Conference Call

A conference call to discuss Oriental’s results, outlook and related matters will be held Tuesday, October 25, 2011, at 10:00 AM Eastern Time. The call will be accessible live via a webcast on Oriental’s Investor Relations website at www.orientalfg.com. A webcast replay will be available shortly thereafter. Access the webcast link in advance to download any necessary software.

About Oriental Financial Group

Oriental Financial Group Inc. is a diversified financial holding company that operates under U.S. and Puerto Rico banking laws and regulations, principally through its two subsidiaries, Oriental Bank and Trust and Oriental Financial Services. Now in its 47th year in business, Oriental provides a full range of commercial, consumer and mortgage banking services, as well as financial planning, trust, insurance, investment brokerage and investment banking services, primarily in Puerto Rico, through 30 financial centers. Investor information about Oriental can be found at www.orientalfg.com.

Non-GAAP Financial Measures

From time to time, Oriental uses certain non-GAAP measures of financial performance to supplement the financial statements presented in accordance with GAAP. Oriental presents non-GAAP measures when its management believes that the additional information is useful and meaningful to investors. Non-GAAP measures do not have any standardized meaning and are therefore unlikely to be comparable to similar measures presented by other companies. The presentation of non-GAAP measures is not intended to be a substitute for, and should not be considered in isolation from, the financial measures reported in accordance with GAAP.

Oriental’s management has reported and discussed the results of operations herein both on a GAAP basis and on a pre-tax operating income basis (defined as net interest income, less provision for loan and lease losses, plus banking and wealth management revenues, less non-interest expenses, and calculated on the accompanying table). Oriental’s management believes that, given the nature of the items excluded from the definition of pre-tax operating income, it is useful to state what the results of operations would have been without them so that investors can see the financial trends from Oriental’s continuing business.

Tangible common equity consists of common equity less goodwill. Management believes that the ratios of tangible common equity to total assets and to risk-weighted assets assist investors in analyzing Oriental’s capital position.

Forward-Looking Statements

The information included in this document contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and involve certain risks and uncertainties that may cause actual results to differ materially from those expressed in forward-looking statements. Factors that might cause such a difference include, but are not limited to (i) the rate of declining growth in the economy and employment levels, as well as general business and economic conditions; (ii) changes in interest rates, as well as the magnitude of such changes; (iii) the fiscal and monetary policies of the federal government and its agencies; (iv) changes in federal bank regulatory and supervisory policies, including required levels of capital; (v) the relative strength or weakness of the consumer and commercial credit sectors and of the real estate market in Puerto Rico; (vi) the performance of the stock and bond markets; (vii) competition in the financial services industry; (viii) possible legislative, tax or regulatory changes; and (ix) difficulties in combining the operations of any acquired entity. For a discussion of such factors and certain risks and uncertainties to which Oriental is subject, see Oriental’s annual report on Form 10-K for the year ended December 31, 2010, as well as its other filings with the U.S. Securities and Exchange Commission. Other than to the extent required by applicable law, including the requirements of applicable securities laws, Oriental assumes no obligation to update any forward-looking statements to reflect occurrences or unanticipated events or circumstances after the date of such statements.

# # #

Contacts:

Puerto Rico: Marilyn Santiago (msantiago@OrientalFG.com), Oriental Financial Group Inc., (787) 993-4648

U.S.: Steven Anreder (steven.anreder@anreder.com) and Gary Fishman (gary.fishman@anreder.com), Anreder & Company, (212) 532-3232

ORIENTAL FINANCIAL GROUP

Financial Summary

(NYSE: OFG)

	QUARTER ENDED				NINE-MONTH PERIOD ENDED
SUMMARY OF OPERATIONS (Dollars in thousands):	30-Sep-11	30-Sep-10%		30-Jun-11	30-Sep-11	30-Sep-10%
Interest Income:
Loans
Loans not covered under shared-loss agreements with the FDIC	$17,287	$17,700	-2.3%	$15,969	$51,095	$53,150	-3.9%
Loans covered under shared-loss agreements with the FDIC	18,222	16,647	9.5%	13,060	45,507	28,232	61.2%
Mortgage-backed securities	33,515	40,429	-17.1%	51,021	128,275	125,542	2.2%
Investment securities	2,366	6,367	-62.8%	1,882	6,103	24,213	-74.8%
Short term investments	272	78	248.7%	270	792	263	201.1%

Total interest income	71,662	81,221	-11.8%	82,202	231,772	231,400	0.2%

Interest Expense:
Deposits	11,558	12,680	-8.8%	11,588	35,360	35,874	-1.4%
Securities sold under agreements to repurchase	23,206	25,128	-7.6%	23,512	70,878	75,900	-6.6%
Advances from FHLB and other borrowings	3,121	3,082	1.3%	3,061	9,231	9,147	0.9%
FDIC-guaranteed term notes	1,021	1,021	0.0%	1,021	3,063	3,063	0.0%
Note payable to the FDIC	—	823	-100.0%	—	—	1,887	-100.0%
Subordinated capital notes	305	327	-6.7%	308	916	930	-1.5%

Total interest expense	39,211	43,061	-8.9%	39,490	119,448	126,801	-5.8%

Net interest income	32,451	38,160	-15.0%	42,712	112,324	104,599	7.4%
Provision for non-covered loan and lease losses	3,800	4,100	-7.3%	3,800	11,400	12,214	-6.7%
Recapture of covered loan and lease losses, net	(1,936)	—	-100.0%	—	(1,387)	—	-100.0%

Net interest income after provision for loan and lease losses	30,587	34,060	-10.2%	38,912	102,311	92,385	10.7%

Non-Interest Income (Loss):
Wealth management revenues	5,387	4,613	16.8%	4,572	14,641	13,250	10.5%
Banking service revenues	3,261	3,442	-5.3%	3,306	10,404	8,105	28.4%
Mortgage banking activities	2,623	3,418	-23.3%	2,435	7,017	7,555	-7.1%

Total banking and wealth management revenues	11,271	11,473	-1.8%	10,313	32,062	28,910	10.9%
Total loss on other-than-temporarily impaired securities	—	(14,739)	100.0%	—	—	(39,674)	100.0%
Portion of loss on securities recognized in other comprehensive income	—	—	0.0%	—	—	22,508	-100.0%

Other-than-temporary impairments on securities	—	(14,739)	100.0%	—	—	(17,166)	100.0%
Accretion (amortization) of FDIC loss-share indemnification asset	(2,422)	1,600	-251.4%	1,020	(191)	2,914	-106.6%
Fair value adjustment on FDIC equity appreciation instrument	—	—	0.0%	—	—	909	-100.0%
Net gain (loss) on:
Sales of securities	13,971	13,954	0.1%	9,132	23,102	37,807	-38.9%
Derivative activities	(564)	(22,580)	97.5%	(3,603)	(8,135)	(59,832)	86.4%
Trading securities	14	4	250.0%	(6)	(23)	2	-1250.0%
Foreclosed real estate	(199)	(140)	-42.1%	(3)	(334)	(283)	-18.0%
Early extinguishment of repurchase agreement	(4,790)	—	-100.0%	—	(4,790)	—	-100.0%
Other	(93)	(35)	-165.7%	7	(113)	(18)	-527.8%

Total non-interest income (loss), net	17,188	(10,463)	264.3%	16,860	41,578	(6,757)	715.3%

Non-Interest Expenses:
Compensation and employee benefits	11,593	11,686	-0.8%	11,230	34,511	30,369	13.6%
Professional and service fees	5,305	5,480	-3.2%	5,750	16,506	11,552	42.9%
Occupancy and equipment	4,369	5,486	-20.4%	4,214	12,988	13,484	-3.7%
Insurance	1,302	1,651	-21.1%	1,646	4,933	5,218	-5.5%
Electronic banking charges	1,375	1,322	4.0%	1,155	3,984	3,112	28.0%
Taxes, other than payroll and income taxes	1,184	1,641	-27.8%	858	3,422	3,759	-9.0%
Advertising, business promotion, and strategic initiatives	1,686	1,275	32.2%	1,508	4,386	3,339	31.4%
Loan servicing and clearing expenses	975	1,022	-4.6%	1,076	3,072	2,538	21.0%
Foreclosure and repossession expenses	813	694	17.1%	761	2,303	1,520	51.5%
Communication	391	826	-52.7%	425	1,212	1,905	-36.4%
Directors and investor relations	352	396	-11.1%	339	977	1,098	-11.0%
Printing, postage, stationery and supplies	292	299	-2.3%	362	937	795	17.9%
Other	770	927	-16.9%	1,372	2,661	2,261	17.7%

Total non-interest expenses	30,407	32,705	-7.0%	30,696	91,892	80,950	13.5%

Income (loss) before income taxes	17,368	(9,108)	290.7%	25,076	51,997	4,678	1011.5%
Income tax expense (benefit)	580	(1,287)	145.1%	(1,391)	5,661	(82)	7003.7%

Net income (loss)	16,788	(7,821)	314.7%	26,467	46,336	4,760	873.4%
Less: Dividends on preferred stock	(1,201)	(1,200)	-0.1%	(1,200)	(3,602)	(4,134)	12.9%
Less: Deemed dividend on preferred stock beneficial conversion feature	—	(22,711)	100.0%	—	—	(22,711)	100.0%

Income available (loss) to common shareholders	$15,587	$(31,732)	149.1%	$25,267	$42,734	$(22,085)	293.5%

1 of 6

ORIENTAL FINANCIAL GROUP

Financial Summary

(NYSE: OFG)

	QUARTER ENDED				NINE-MONTH PERIOD ENDED
(Dollars in thousands, except per share data)	30-Sep-11	30-Sep-10%		30-Jun-11	30-Sep-11	30-Sep-10%
PRE-TAX OPERATING INCOME
Net interest income	$32,451	$38,160	-15.0%	$42,712	$112,324	$104,599	7.4%
Less: Provision for non-covered loan and lease losses	(3,800)	(4,100)	7.3%	(3,800)	(11,400)	(12,214)	6.7%
Plus: Recapture of covered loan and lease losses, net	1,936	—	100.0%	—	1,387	—	100.0%
Core non-interest income:
Wealth management revenues	5,387	4,613	16.8%	4,572	14,641	13,250	10.5%
Banking service revenues	3,261	3,442	-5.3%	3,306	10,404	8,105	28.4%
Mortgage banking activities	2,623	3,418	-23.3%	2,435	7,017	7,555	-7.1%

Total core non-interest income	11,271	11,473	-1.8%	10,313	32,062	28,910	10.9%
Less: Non interest expenses	(30,407)	(32,705)	7.0%	(30,696)	(91,892)	(80,950)	-13.5%

Total Pre-tax operating income	$11,451	$12,828	-10.7%	$18,529	$42,481	$40,345	5.3%

INCOME (LOSS) PER COMMON SHARE
Basic	$0.35	$(0.75)	147.1%	$0.56	$0.95	$(0.66)	244.1%

Diluted	$0.35	$(0.75)	147.1%	$0.56	$0.95	$(0.66)	244.2%

COMMON STOCK DATA
Average common shares outstanding and equivalents	44,105	42,288	4.3%	45,135	45,141	33,645	34.2%

Cash dividends per share of common stock	$0.05	$0.04	24.9%	$0.05	$0.15	$0.12	26.4%

Cash dividends declared on common shares	$2,202	$1,855	18.7%	$2,206	$6,677	$4,499	48.4%

Pay-out ratio	14.16%	-5.34%	365.3%	8.95%	16.02%	-18.28%	187.7%

SELECTED FINANCIAL DATA
PERFORMANCE RATIOS:
Return on average assets	0.95%	-0.39%	340.6%	1.48%	0.86%	0.09%	877.9%

Return on average common equity	9.41%	-20.32%	146.3%	15.37%	8.65%	-6.55%	231.9%

Equity-to-assets ratio	10.35%	9.56%	8.2%	10.23%	10.35%	9.56%	8.2%

Efficiency ratio	69.55%	65.89%	5.5%	57.89%	63.64%	60.63%	5.0%

Expense ratio	1.19%	1.20%	-0.2%	1.26%	1.23%	1.04%	18.0%

TAX EQUIVALENT SPREAD
Interest-earning assets	4.47%	4.57%	-2.2%	5.07%	4.75%	4.62%	2.8%
Tax equivalent adjustment	0.54%	1.48%	-63.5%	0.70%	0.53%	1.51%	-64.9%

Interest-earning assets—tax equivalent	5.01%	6.05%	-17.2%	5.77%	5.28%	6.13%	-13.9%
Interest-bearing liabilities	2.50%	2.42%	3.5%	2.48%	2.50%	2.58%	-3.1%

Tax equivalent interest rate spread	2.50%	3.63%	-31.0%	3.29%	2.78%	3.55%	-21.7%

Tax equivalent interest rate margin	2.57%	3.63%	-29.2%	3.33%	2.84%	3.60%	-21.1%

NORMAL SPREAD
Investments	3.08%	3.61%	-14.8%	4.49%	3.79%	3.92%	-3.3%
Loans
Loans not covered under shared-loss agreements with the FDIC	5.84%	6.11%	-4.4%	5.42%	5.78%	6.14%	-5.9%
Loans covered under shared-loss agreements with the FDIC	13.73%	8.94%	53.6%	9.12%	10.61%	8.86%	19.8%

	8.28%	7.22%	14.7%	6.63%	7.36%	6.87%	7.1%

Interest-earning assets	4.47%	4.57%	-2.2%	5.07%	4.75%	4.62%	2.8%

Deposits
Retail deposits	1.82%	2.13%	-14.46%	1.83%	1.88%	2.27%	-17.18%

Wholesale deposits	2.49%	1.74%	43.31%	2.17%	2.06%	1.92%	7.29%

	1.94%	2.03%	-4.41%	1.89%	1.91%	2.19%	-12.79%

Borrowings
Securities sold under agreements to repurchase	2.72%	2.84%	-4.2%	2.72%	2.74%	2.84%	-3.5%
Advances from FHLB and other borrowings	3.80%	3.82%	-0.4%	3.84%	3.83%	3.75%	2.1%
FDIC-guaranteed term notes	3.85%	3.86%	-0.2%	3.88%	3.86%	3.86%	0.0%
Purchase money note issued to the FDIC	—	0.54%	—	—	—	0.73%	—
Subordinated capital notes	3.38%	3.62%	-6.6%	3.41%	3.38%	3.44%	-1.7%

	2.85%	2.63%	8.4%	2.85%	2.87%	2.77%	3.6%

Interest-bearing liabilities	2.50%	2.42%	3.5%	2.48%	2.50%	2.58%	-3.1%

Interest rate spread	1.96%	2.15%	-8.7%	2.59%	2.25%	2.04%	10.3%

Interest rate margin	2.02%	2.15%	-5.9%	2.63%	2.30%	2.09%	10.0%

AVERAGE BALANCES
Investments	$4,700,992	$5,200,503	-9.6%	$4,739,972	$4,753,883	$5,096,885	-6.7%
Loans	1,715,035	1,903,757	-9.9%	1,751,258	1,750,153	1,578,893	10.8%

Interest-earning assets	$6,416,027	$7,104,260	-9.7%	$6,491,230	$6,504,036	$6,675,778	-2.6%

Deposits	$2,382,490	$2,494,041	-4.5%	$2,446,639	$2,462,834	$2,183,925	12.8%
Borrowings	3,881,440	4,621,992	-16.0%	3,922,518	3,908,678	4,378,996	-10.7%

Interest-bearing liabilities	$6,263,931	$7,116,034	-12.0%	$6,369,157	$6,371,512	$6,562,922	-2.9%

2 of 6

ORIENTAL FINANCIAL GROUP

Financial Summary

(NYSE: OFG)

	AS OF
(Dollars in thousands)	30-Sep-11	30-Sep-10%		30-Jun-11	31-Dec-10
BALANCE SHEET

Cash and cash equivalents	$517,336	$142,936	261.9%	$280,938	$448,936

Securities purchased under agreements to resell	165,000	—	100.0%	—	—

Investments:
Trading securities	346	102	239.2%	864	1,330
Investment securities available-for-sale, at fair value, with amortized cost of $3,154,057 (September 30, 2010 - $4,304,055, June 30, 2011 - $3,529,675, December 31, 2010 - $3,661,146)
FNMA and FHLMC certificates	2,834,979	3,509,125	-19.2%	3,106,006	3,282,190
Obligations of US Government sponsored agencies	—	301,550	-100.0%	—	3,000
Non-agency collateralized mortgage obligations	—	63,246	-100.0%	—	—
CMO's issued by US Government sponsored agencies	232,130	194,428	19.4%	246,663	177,804
GNMA certificates	31,367	137,890	-77.3%	98,892	127,714
Structured credit investments	40,976	42,443	-3.5%	45,713	41,693
Obligations of Puerto Rico Government and political subdivisions	81,354	68,406	18.9%	77,703	67,663
Other debt securities	6,166	—	100.0%	6,110	—

Total investment securities available-for-sale	3,226,972	4,317,088	-25.3%	3,581,087	3,700,064

FNMA and FHLMC certificates held-to-maturity, at amortized cost, with fair value of $854,633 (June 30, 2011 - $858,226, December 31, 2010 - $675,721)	837,920	—	100.0%	863,779	689,917
Federal Home Loan Bank (FHLB) stock, at cost	23,779	22,496	5.7%	23,779	22,496
Other investments	75	150	-50.0%	150	150

Total investments	4,089,092	4,339,836	-5.8%	4,469,659	4,413,957

Securities sold but not yet delivered	—	317,209	-100.0%	—	—

Loans:
Loans not covered under shared-loss agreements with the FDIC:
Mortgage	837,164	887,251	-5.6%	849,843	872,482
Commercial	270,633	217,280	24.6%	264,962	234,992
Leasing	21,283	5,926	259.1%	17,104	10,257
Consumer	37,241	30,796	20.9%	37,560	35,942

Total loans receivable not covered under shared-loss agreements with the FDIC, gross	1,166,321	1,141,253	2.2%	1,169,469	1,153,673
Less: Deferred loan fees, net	(4,683)	(4,236)	-10.6%	(4,780)	(4,354)

Total loans receivable not covered under shared-loss agreements with the FDIC	1,161,638	1,137,017	2.2%	1,164,689	1,149,319
Allowance for loan and lease losses on non-covered loans	(35,869)	(29,640)	-21.0%	(34,229)	(31,430)

Loans receivable, net	1,125,769	1,107,377	1.7%	1,130,460	1,117,889
Mortgage loans held for sale	33,619	31,432	7.0%	34,246	33,979

Total loans not covered under shared-loss agreements with the FDIC, net	1,159,388	1,138,809	1.8%	1,164,706	1,151,868

Loans covered under shared-loss agreements with the FDIC:
Loans secured by 1-4 family residential properties	143,861	174,355	-17.5%	147,071	166,865
Construction and development secured by 1-4 family residential properties	16,044	18,165	-11.7%	16,309	17,253
Commercial and other construction	341,388	411,167	-17.0%	360,536	388,240
Leasing	45,598	95,207	-52.1%	55,863	79,093
Consumer	14,839	19,683	-24.6%	15,800	18,546

Loans covered under shared-loss agreements with the FDIC	561,730	718,577	-21.8%	595,579	669,997
Allowance for loan and lease losses on covered loans	(37,240)	—	-100.0%	(53,036)	(49,286)

Loans covered under shared-loss agreements with the FDIC, net	524,490	718,577	-27.0%	542,543	620,711

Total loans, net	1,683,878	1,857,386	-9.3%	1,707,249	1,772,579

FDIC shared-loss indemnification asset	392,096	548,554	-28.5%	440,633	473,629
Foreclosed real estate covered under shared-loss agreements with the FDIC	16,319	15,290	6.7%	16,918	14,871
Foreclosed real estate not covered under shared-loss agreements with the FDIC	14,675	13,765	6.6%	12,031	11,969
Other repossessed assets covered under shared-loss agreements with the FDIC	1,824	2,748	-33.6%	1,893	2,350
Core deposit intangible	1,221	1,363	-10.4%	1,257	1,328
Accrued interest receivable	24,246	30,644	-20.9%	26,430	28,716
Deferred tax asset, net	31,798	35,965	-11.6%	32,637	30,732
Prepaid FDIC Insurance	12,882	18,235	-29.4%	13,851	16,796
Premises and equipment, net	22,498	17,125	31.4%	23,649	23,941
Other prepaid expenses	10,477	8,997	16.4%	11,572	7,858
Servicing asset	10,014	9,647	3.8%	9,840	9,695
Tax credits	2,605	3,432	-24.1%	2,604	3,432
Debt issuance costs	1,375	2,607	-47.3%	1,683	2,299
Goodwill	2,701	2,701	0.0%	2,701	2,701
Investment in statutory trust	1,086	1,086	0.0%	1,086	1,086
Derivative assets	6,707	7,106	-5.6%	12,015	28,315
Accounts receivable and other assets	14,154	13,136	7.7%	13,810	15,816

Total assets	$7,021,984	$7,389,768	-5.0%	$7,082,456	$7,311,006

3 of 6

ORIENTAL FINANCIAL GROUP

Financial Summary

(NYSE: OFG)

	AS OF
(Dollars in thousands)	30-Sep-11	30-Sep-10%		30-Jun-11	31-Dec-10

Deposits:
Non-interest bearing demand deposits	$181,711	$168,590	7.8%	$182,658	$170,705
Interest-bearing savings and demand deposits	1,054,226	953,921	10.5%	1,007,659	1,019,539
Individual retirement accounts	356,952	354,432	0.7%	356,764	361,972
Retail certificates of deposit	395,902	436,706	-9.3%	438,532	477,180

Total Retail Deposits	1,988,791	1,913,649	3.9%	1,985,613	2,029,396
Institutional deposits	184,022	402,074	-54.2%	211,032	280,617
Brokered Deposits	205,552	279,552	-26.5%	188,586	278,875

Total deposits	2,378,365	2,595,275	-8.4%	2,385,231	2,588,888

Borrowings:
Short-term borrowings	46,619	30,298	53.9%	31,721	42,460
Securities sold under agreements to repurchase	3,356,322	3,541,520	-5.2%	3,459,135	3,456,781
Advances from FHLB	281,753	281,753	0.0%	281,747	281,753
FDIC-guaranteed term notes	105,112	105,112	0.0%	105,834	105,834
Subordinated capital notes	36,083	36,083	0.0%	36,083	36,083

Total borrowings	3,825,889	3,994,766	-4.2%	3,914,520	3,922,911

Total interest-bearing liabilities	6,204,254	6,590,041	-5.9%	6,299,751	6,511,799

FDIC net settlement payable	41	32,516	-99.9%	602	22,954
Derivative liabilities	48,146	8,289	480.8%	13,918	64
Accrued expenses and other liabilities	42,932	52,385	-18.0%	43,828	43,858

Total liabilities	6,295,373	6,683,231	-5.8%	6,358,099	6,578,675

Preferred stock	68,000	68,000	0.0%	68,000	68,000
Common stock	47,808	47,808	0.0%	47,808	47,808
Additional paid-in capital	498,875	498,486	0.1%	498,556	498,435
Legal surplus	51,274	45,906	11.7%	49,410	46,331
Retained earnings	82,616	50,374	64.0%	71,095	51,502
Treasury stock, at cost	(45,376)	(17,116)	-165.1%	(45,386)	(16,732)
Accumulated other comprehensive income, net	23,414	13,079	79.0%	34,874	36,987

Total stockholders’ equity	726,611	706,537	2.8%	724,357	732,331

Total liabilities and stockholders’ equity	$7,021,984	$7,389,768	-5.0%	$7,082,456	$7,311,006

SELECTED FINANCIAL DATA AT PERIOD-END
Common shares outstanding at end of period	44,015	46,317	-5.0%	44,009	46,349

Book value per common share	$14.96	$13.79	8.5%	$14.91	$14.33

Tangible book value per common share	$14.87	$13.70	8.6%	$14.82	$14.25

Trust assets managed	$2,193,425	$2,120,833	3.4%	$2,266,770	$2,175,270
Broker-dealer assets gathered	1,791,408	1,425,445	25.7%	1,859,580	1,695,634

Total assets managed	$3,984,833	$3,546,278	12.4%	$4,126,350	$3,870,904

4 of 6

ORIENTAL FINANCIAL GROUP

Financial Summary

(NYSE: OFG)

	AS OF
	30-Sep-11	30-Sep-10%		30-Jun-11	31-Dec-10
CAPITAL DATA

Leverage capital ratio	10.12%	8.90%	13.7%	9.74%	9.50%
Leverage capital ratio required	4.00%	4.00%		4.00%	4.00%
Actual tier 1 capital	$705,939	$692,336	2.0%	$690,123	$699,415
Tier 1 capital required	$279,070	$311,174	-10.3%	$283,488	$294,472
Excess over regulatory requirement	$426,869	$381,162	12.0%	$406,635	$404,943

Tier 1 risk-based capital ratio	31.41%	27.50%	14.2%	30.32%	31.04%
Tier 1 risk-based capital ratio required	4.00%	4.00%		4.00%	4.00%
Actual tier 1 risk-based capital	$705,939	$692,336	2.0%	$690,123	$699,415
Tier 1 risk-based capital required	$89,895	$100,713	-10.7%	$91,056	$90,139
Excess over regulatory requirement	$616,044	$591,623	4.1%	$599,067	$609,276
Risk-weighted assets	$2,247,383	$2,517,817	-10.7%	$2,276,398	$2,253,487

Total risk-based capital ratio	32.69%	28.70%	13.9%	31.60%	32.32%
Total risk-based capital ratio required	8.00%	8.00%		8.00%	8.00%
Actual total risk-based capital	$734,594	$722,529	1.7%	$719,325	$728,241
Total risk-based capital required	$179,791	$201,425	-10.7%	$182,112	$180,279
Excess over regulatory requirement	$554,803	$521,104	6.5%	$537,213	$547,962
Risk-weighted assets	$2,247,383	$2,517,817	-10.7%	$2,276,398	$2,253,487

Tangible common equity to total assets	9.32%	8.59%	8.5%	9.21%	9.03%
Tangible common equity to total risk-weighted assets	29.13%	25.20%	15.6%	28.66%	29.30%
Total equity to total assets	10.35%	9.56%	8.2%	10.23%	10.02%
Total equity to risk-weighted assets	32.33%	28.06%	15.2%	31.82%	32.50%

Tier 1 common equity to risk-weighted assets	28.39%	24.80%	14.5%	27.33%	28.02%
Tier 1 common equity	$637,939	$624,336	2.2%	$622,123	$631,415

5 of 6

ORIENTAL FINANCIAL GROUP

Financial Summary

(NYSE: OFG)

	QUARTER ENDED				NINE-MONTH PERIOD ENDED
(Dollars in thousands)	30-Sep-11	30-Sep-10%		30-Jun-11	30-Sep-11	30-Sep-10%
Loan Production and Purchases Summary:
Mortgage loans production	$52,699	$58,958	-10.6%	$56,940	$157,805	$169,692	-7.0%
Mortgage loans purchased	—	9,933	-100.0%	2,754	7,395	18,800	-60.7%

Total mortgage	52,699	68,891	-23.5%	59,694	165,200	188,492	-12.4%

Commercial	30,037	26,354	14.0%	45,638	92,319	66,662	38.5%
Leasing	5,582	4,597	21.4%	5,669	16,123	6,391	152.3%
Consumer	5,734	3,514	63.2%	5,666	15,040	9,255	62.5%

Total loan production and purchases	$94,052	$103,356	-9.0%	$116,667	$288,682	$270,800	6.6%

CREDIT DATA

Net credit losses, excluding loans covered under shared-loss agreements with the FDIC:
Mortgage	$1,391	$432	222.0%	$1,268	$4,435	$2,795	58.7%
Commercial	385	1,710	-77.5%	713	1,370	2,188	-37.4%
Consumer	305	320	-4.7%	286	986	862	14.4%
Leasing	80	—	100.0%	30	170	—	100.0%

Total net credit losses	$2,161	$2,462	-12.2%	$2,297	$6,961	$5,845	19.1%

Net credit losses to average loans outstanding	0.73%	0.85%	-13.9%	0.78%	0.79%	0.67%	16.9%

	AS OF
	30-Sep-11	30-Sep-10%		30-Jun-11	31-Dec-10
Allowance for loan and lease losses on non-covered loans	$35,869	$29,640	21.0%	$34,229	$31,430

Allowance coverage ratios:
Allowance for loan and lease losses to total loans (excluding loans covered under shared-loss agreements with the FDIC)	3.00%	2.54%	18.3%	2.85%	2.66%

Allowance for loan and lease losses to non-performing loans	27.08%	26.76%	1.2%	26.38%	25.59%

Non-performing assets summary (excluding assets covered under shared-loss agreements with the FDIC):
Mortgage	$94,187	$96,286	-2.2%	$93,792	$98,389
Commercial	37,471	13,862	170.3%	35,061	23,619
Consumer	667	602	10.8%	765	761
Leasing	119	—	100.0%	130	35

Non-performing loans	132,444	110,750	19.6%	129,748	122,804
Foreclosed properties	14,675	13,765	6.6%	12,031	11,969

Non-performing assets	$147,119	$124,515	18.2%	$141,779	$134,773

Non-performing loans to:
Total loans, excluding covered loans	11.40%	9.74%	17.0%	11.14%	10.68%

Total assets, excluding covered assets	2.06%	1.66%	24.1%	2.01%	1.85%

Total capital	18.23%	15.68%	16.3%	17.91%	16.77%

Non-performing assets to total assets, excluding covered assets	2.28%	1.87%	21.9%	2.19%	2.03%

Non-performing assets to total capital	20.25%	17.62%	14.9%	19.57%	18.40%

6 of 6